Exhibit 99.3

Spire Global Announces Completion of Merger with NavSight Holdings

Spire’s Common Stock to Commence Trading on NYSE Under the Ticker “SPIR”

Combined Company to Continue Providing Space-Based Data Solutions and Space Services to Global Customers

Gross Proceeds to Spire totaled $265 million, combining funds held in NavSight Holdings’ Trust and concurrent PIPE financing

VIENNA, VA. & RESTON, VA.—August 16, 2021 — (BUSINESS WIRE) — Spire Global, Inc. (“Spire” or the “Company”) a leading global provider of space-based data, analytics and space services, today announced it has completed its previously announced business combination with NavSight Holdings, Inc. (NYSE: NSH) (“NavSight”) to take Spire public. The combined company has been renamed “Spire Global, Inc.” and its shares will commence trading on the New York Stock Exchange on August 17, 2021, under the ticker symbol “SPIR” for Spire common stock and “SPIRW” for Spire warrants.

Upon closing, the combined company received approximately $265 million in gross proceeds, comprised of approximately $20 million in cash held in trust by NavSight and the proceeds of a $245 million PIPE. NavSight’s shareholders approved the transaction at a shareholder meeting on August 13, 2021.

“We are excited to embark on our next chapter as a public company, and to continue to inspire, lead, and develop the business of space-based data,” said CEO Peter Platzer. “Building upon our fully deployed, proprietary satellite constellation and global infrastructure, we are focused on strengthening our ability to provide our customers with more data, faster, so that they can make better informed decisions about their missions and businesses, as well as some of the most pressing issues facing humanity today, including climate change mitigation and adaptation.”

As a public company, Spire’s position as a leading space-powered data, analytics, and space services company, with one of the world’s largest constellation of multi-purpose satellites in low earth orbit (LEO), is further strengthened. CEO and Co-Founder Peter Platzer, along with the rest of the Spire management team will continue to lead the company’s operations. As part of the business combination, Jack Pearlstein, Chief Financial Officer of NavSight, will join Spire’s board of directors.

“Jack and I are excited to support Peter and his team as Spire continues to execute on its strategic growth plan as a public company,” said Bob Coleman, Chairman and Chief Executive Officer of NavSight.

To memorialize the completion of the business combination, Spire will be ringing the opening bell at the NYSE at 9:30 a.m. ET on August 17, 2021. A live stream of the event and replay can be accessed by visiting https://www.nyse.com/bell.

Advisors

BofA Securities acted as exclusive financial advisor to Spire. Credit Suisse acted as exclusive financial advisor and capital markets advisor to NavSight. Credit Suisse acted as lead placement agent and BofA Securities also acted as placement agent in connection with the PIPE offering. Wilson Sonsini Goodrich & Rosati, P.C. served as legal advisor to Spire. Venable, LLP served as legal advisor to NavSight. Shearman & Sterling, LLP served as legal advisor to Credit Suisse and BofA Securities.

About Spire Global, Inc.

Spire is a leading global provider of space-based data, analytics, and space services, offering access to unique datasets and powerful insights about Earth from the ultimate vantage point so that organizations can make decisions with confidence, accuracy, and speed. Spire uses one of the world’s largest multi-purpose satellite constellations to source hard to acquire, valuable data and enriches it with predictive solutions. Spire then provides this data as a subscription to organizations around the world so they can improve business operations, decrease their environmental footprint, deploy resources for growth and competitive advantage, and mitigate risk. Spire gives commercial and government organizations the competitive advantage they seek to innovate and solve some of the world’s toughest problems with insights from space. Spire has offices in San Francisco, Boulder, Washington DC, Glasgow, Luxembourg, and Singapore. To learn more, visit http://www.spire.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the development of the business of space-based data, Spire’s ability to provide its customers with faster and more data, Spire’s future growth and its estimates and forecasts of financial and performance metrics, and proceeds to the combined company. These statements are based on various assumptions and on the current expectations of Spire’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Spire. These forward-looking statements are subject to a number of risks and uncertainties, including (i) the failure to realize the anticipated benefits of the business combination; (ii) the effect of the closing of the business combination on Spire’s business relationships, performance, and business generally; (iii) risks that the business combination disrupts current plans of Spire and potential difficulties in Spire employee retention as a result of the business combination; (iv) the outcome of any legal proceedings that may be instituted against NavSight or Spire related to the business combination agreement or the closing of the business combination; (v) the ability to maintain the listing of Spire’s securities on the New York Stock Exchange; (vi) the ability to address the market opportunity for Space-as-a-Service; (vii) the ability to implement business plans, forecasts, and other expectations after the completion of the business combination, and identify and realize additional opportunities; (viii) the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive space data analytics industry; and those factors discussed in the final prospectus/proxy statement/information statement filed on July 22, 2021 under the heading “Risk Factors,” and other documents of NavSight and Spire filed, or to be filed, with the SEC. If any of these risks materialize or Spire’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Spire presently knows or currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Spire’s expectations, plans or forecasts of future events and views as of the date of this press release. Spire anticipates that subsequent events and developments will cause its assessments to change. However, while Spire may elect to update these forward-looking statements at some point in the future, Spire specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Spire’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact

Hillary Yaffe

Head of Communications

hillary.yaffe@spire.com